UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2022, the board of directors (the “Board”) of NanoVibronix, Inc. (the “Company”) appointed Aurora Cassirer and Maria Schroeder to the Board to serve as independent directors, effective as of January 13, 2022, to fill vacancies as a result of the increase in size of the Board from six to eight persons. Ms. Cassirer and Ms. Schroeder will each serve for a term expiring at the 2022 annual meeting of the Company’s stockholders or until either of Ms. Cassirer or Ms. Schroeder’s successors are duly appointed and qualified, or either of Ms. Cassirer or Ms. Schroeder’s earlier death, resignation or removal. The Board has appointed Ms. Cassirer to serve on each of the Compensation and Nominating and Governance Committees of the Board, and Ms. Schroeder to serve on the Audit Committee of the Board. For their service on the Board, Ms. Cassirer and Ms. Schroeder will receive compensation consistent with market practices of similarly situated companies that is consistent with the Company’s non-employee director compensation policy as may be then in effect.

There are no arrangements or understandings between either of Ms. Cassirer or Ms. Schroeder and any other persons pursuant to which Ms. Cassirer or Ms. Schroeder were selected to serve as directors of the Company. In addition, there are no transactions between the Company and either of Ms. Cassirer or Ms. Schroeder or each of their immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On January 13, 2022, the Company issued a press release announcing Ms. Cassirer and Ms. Schroeder’s appointments to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Exhibit Number	Description

99.1	Press release, dated January 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: January 14, 2022	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer